[Atlas logo]

  ATLAS FUNDS

794 Davis Street

San Leandro, CA  94577

IMPORTANT INFORMATION REGARDING YOUR

INVESTMENT IN THE ATLAS FUNDS

Dear Shareholder,

Several weeks ago we mailed proxy material to shareholders regarding the upcoming Special Meeting of Shareholders scheduled for February 27, 2007.  At this time the Funds’ records indicate that you have yet to give proxy voting instructions for the matters set forth on the proxy agenda.  It is extremely important to represent your shares at the Meeting no matter the size of your investment.

We strongly encourage you to vote your shares today.  Voting is easy.  You may utilize one of the options below to ensure that your vote is promptly recorded in time for the Meeting:

1.         Vote by Touchtone   Cast your vote utilizing our automated touchtone voting system (866) 437-4675.   Please be sure to have the enclosed proxy card available at the time of the call.

2.         Vote by Telephone     If you would like to speak with a representative to place your vote please call (800) 499-8519. Our representatives are available to record your vote Monday through Friday from 9:00 a.m. to 10:00 p.m. and Saturday 12p.m. to 6p.m. Eastern Time.

3.         Vote By Internet   You may cast your vote using the Internet by logging on to www.myproxyonline.com and following the instructions on the website. Please be sure to have the enclosed proxy card available at the time you plan to vote.

4.         Vote by Mail  You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

YOUR PARTICIPATION IS EXTREMELY IMPORTANT.

PLEASE VOTE TODAY!

If you have any questions relating to this Shareholder Meeting or voting your shares, you may call our proxy specialists toll-free at (800) 499-8519 between the hours of 9:00 a.m. and 10:00 p.m. Monday through Friday and Saturday 12p.m. to 6p.m. Eastern Time.  You may also contact this number to request additional proxy materials.  As the meeting date approaches, you may receive a call encouraging you to vote your shares in order to be represented at the Meeting.

Thank you for your time and consideration.